EXHIBIT 99.1
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[DUANE READE LOGO]

P R E S S   R E L E A S E
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                                                      Duane Reade Inc.
                                                      John Henry
                                                      (212) 273-5746
                                                      SVP - Chief Financial
                                                      Officer

FOR IMMEDIATE RELEASE

        RICHARD DREILING APPOINTED PRESIDENT AND CEO OF DUANE READE, INC.

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New York, NY - November 21, 2005 - Duane Reade, Inc., announced today that Mr.
Richard Dreiling has been named President and Chief Executive Officer. Mr. Dreiling today replaces Anthony J. Cuti.

Mr. Dreiling comes to Duane Reade from Longs Drug Stores Corporation, where he was Executive Vice President and Chief Operating Officer.

In a statement, the Board of Directors said, "Rick has a proven track record of achieving operating improvement in merchandising, customer service and inventory management. We are confident that Rick's broad-based drug store and supermarket experience will accelerate Duane Reade's operational initiatives launched earlier this year. Rick's experience and leadership will enhance Duane Reade's franchise and leading position in the New York metropolitan area.

"At the same time we thank Mr. Cuti for his service with the company."

Mr. Dreiling originally joined Longs Drug Stores Corporation as Executive Vice President and Chief Operations Officer in July 2003. He was named Chief Operating Officer in March 2005. Mr. Dreiling earned a Bachelor's degree in Industrial Relations from Rockhurst University in Missouri. He began his career in 1969 as a part-time clerk with Safeway, Inc. in Kansas and he worked his way through the retail ranks before being promoted in 1998 to President of Vons, a Southern California food and drug division of Safeway. In 2000, he was named Executive Vice President, Marketing, Manufacturing and Distribution of Safeway, Inc.

About Duane Reade

Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of September 2005 the company operated 249 stores. Duane Reade maintains a website at http://www.duanereade.com.